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Exhibit 5.3

LETTER OF CONSENT

TO: Bellatrix Exploration Ltd. ("Bellatrix")

Re:    Registration Statement on Form F-10

We hereby consent to the use of and reference to our name and our report, and the inclusion and incorporation by reference of information derived from our report evaluating Angle Energy Inc.'s petroleum and natural gas reserves and contingent resources as of December 31, 2012, in the Registration Statement on Form F-10 of Bellatrix (File No. 333-195668).

Yours truly,
GLJ PETROLEUM CONSULTANTS LTD.

Bryan M. Joa, P. Eng. Vice President

Dated: May 9, 2014
Calgary, Alberta
CANADA

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  Exhibit 5.3
LETTER OF CONSENT
Re: Registration Statement on Form F-10